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                                   EXHIBIT 3


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                                   Agreement
                          Joint Filing of Schedule 13D


         The undersigned hereby agree to jointly prepare and file a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of H.E.R.C. Products Incorporated and hereby affirm that such
Schedule 13D is being filed on behalf of each of the undersigned.

Dated:              , 1995

LAURA HUBERFELD/NAOMI BODNER PARTNERSHIP

By: _____________________


By: _____________________


- -------------------------
Laura Huberfeld


- -------------------------
Naomi Bodner


HUBERFELD-BODNER FAMILY FOUNDATION, INC.


By: ___________________________________